January 28, 2002

VIA HAND DELIVERY

Walter Keller
2398 Bentley Ridge Drive
San Jose, CA  95138

      RE:   General Release and Separation Agreement

Dear Mr. Keller:

      Your last day of employment with GraphOn Corporation ("GraphOn") was Thursday, January 10, 2002 (the "Separation Date"). The purpose of this General Release and Separation Agreement ("General Release") is to resolve all outstanding matters in any way related to your employment with GraphOn and/or your separation from that employment, including, but not limited to, disputes concerning any entitlements you may have under the Employment Agreement between you and GraphOn dated February 7, 2001.

      You agree that, as of the Separation Date, you have been paid the gross amount of $21,323.07, which represents all of your accrued but unused vacation and all wages earned through the Separation Date. You agree that upon the execution of this General Release you are not entitled to receive any further monetary payments from GraphOn arising out of or in any way related to your employment with GraphOn other than as provided in this General Release.

      In consideration for your execution of this General Release, you will receive the gross amount of $337,500, less 27% Federal tax withholding, 6% State tax withholding, and applicable withholdings for FICA, Medicare, and SDI, eight
(8) days after receipt by GraphOn of your signature to this General Release. Additionally, in consideration for your execution of this General Release, if you are eligible for and properly elect COBRA coverage for your health, dental, and vision insurance, GraphOn will pay COBRA premiums arising out of your prior health, dental, and vision coverage for a period not to exceed twelve (12) months.

      In exchange for the consideration provided by GraphOn in this General Release, the adequacy of which you acknowledge, you, on behalf of yourself and your heirs, successors, and assigns, hereby release GraphOn and each and every past and present parent, subsidiary, associated, affiliated, predecessor, and successor company, and the agents, officers, directors, attorneys, administrators, assigns, employees, and owners of each, and each of them, from any and all claims, demands, causes of action, obligations, attorneys' fees, costs, damages, and liabilities of whatever kind or nature, in law or in equity, known or unknown, suspected or unsuspected (all hereinafter referred to as "claims"), which you ever had, now have, or may hereafter claim to have had, arising on or before the date of your signature to this General Release, except as specifically provided in the Finder's Fee Agreement between you and GraphOn related to any full-time employment by GraphOn of Michael Orr as its CEO or as one of its executive officers, including but not limited to:

o Any claim relating to any contract of employment, expressed or implied, including, but not limited to, the Employment Agreement between you and GraphOn dated February 7, 2001, which you agree is hereby mutually cancelled;

o Any claim related to any other contract, oral or written, express or implied;

o Any claim related to any covenant of good faith and fair dealing, expressed or implied;

o Any claim under a tort theory of any nature, including, but not limited to, common law claims of wrongful discharge;

o Any claim under any federal, state or municipal statute or ordinance;

o Any claim of discrimination under Title VII of the Civil Rights Act of 1964, as amended; the California Fair Employment and Housing Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the Age Discrimination in Employment Act; the Older Workers' Benefit Protection Act; and any other federal, state or local laws, including, but not limited to, the California Labor and/or Government Codes;

o Any claim under any other law or regulation relating to employment discrimination.

      In signing this General Release, you acknowledge that Section 1542 of the Civil Code of the State of California provides as follows:

   "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

      You understand that Section 1542 gives you the right not to release existing claims of which you may be currently unaware, unless you voluntarily choose to waive this right. Having been apprised of this, you nevertheless

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voluntarily elect to waive the rights outlined in Section 1542, as well as under any statutes or common law principles of any other jurisdiction of similar effect, and assume all risks for claims, which may now exist in your favor, known or unknown, in any way related to this General Release.

      You agree that execution of this General Release operates as a complete bar and defense against any and all past, current or future claims that may be made by you against the persons and entities herein released arising on or before the date of your signature to this General Release, including, but not limited to, claims arising out of or in any way related to your employment with GraphOn and/or your separation from that employment. You agree that, if you hereafter commence any action or proceeding against any person or entity released herein based upon any of the claims released by this General Release, the provisions of this General Release shall be deemed breached, and the person or entity against whom the action or proceeding was commenced shall be entitled to recover any attorneys' fees and other costs of suit sustained in defending such action or proceeding and shall be indemnified for such fees and costs.

      Notwithstanding the provisions of this General Release, that certain Indemnification Agreement between you and GraphOn dated June 16, 1999, shall remain in full force and effect.

      You and GraphOn mutually agree to keep the terms and conditions of this General Release completely and strictly confidential. You and GraphOn mutually agree not to disclose the terms or conditions of this General Release to any person or entity. These confidentiality provisions are material provisions of this General Release.

      The only exceptions to the above paragraph regarding the confidentiality of this General Release are as follows:

      (1) as required by the applicable federal securities law, and/or the rules and regulations of the Securities and Exchange Commission promulgated thereunder; or

      (2) as required by any other law, or upon order of any court of competent jurisdiction, in any action in which you or GraphOn are a party, or are subpoenaed as a witness, to agencies, individuals, or entities to whom the subpoena requires disclosure, including, but not limited to, state or federal employment or taxing entities, provided that in the event of any such required disclosure, you will advise GraphOn in advance of any such disclosure and GraphOn will advise you in advance of any such disclosure; or

      (3) to your tax or financial advisors, attorneys, and spouse on the further condition that you or GraphOn advise such individuals in advance of disclosure that the terms and conditions of the General Release are strictly confidential and each recipient expressly agrees to be bound hereby; or

      (4)   to remedy a breach of any term or condition herein.

      You agree that you and GraphOn are parties to a Proprietary Information and Inventions Agreement which prohibits you from using or disclosing the confidential information of GraphOn or any of its clients, both during and after your employment with GraphOn. In that regard, during the course of your employment as an employee of GraphOn, you have received confidential information concerning GraphOn's business. You acknowledge that the disclosure of confidential proprietary information concerning GraphOn's business to third parties, including competitors, would violate the Proprietary Information and Inventions Agreement and would cause GraphOn great damage. Accordingly, you agree that the Proprietary Information and Inventions Agreement shall remain in full force and effect, and shall not be in any way superceded or amended by this

General Release. You agree to preserve the confidentiality of the information you have received and not to use it or disclose it to any third party. GraphOn shall have the right to seek injunctive relief against any such use or disclosure or threatened use or disclosure, and GraphOn reserves the right to notify third parties of its claims in order to fully protect its confidential and proprietary information. Notwithstanding the foregoing, for a period of three (3) months from the date hereof, GraphOn agrees that you, at GraphOn's direction, may continue to communicate with GraphOn employees, consultants, and contractors concerning Proprietary Information and Inventions.

      You agree not to communicate negative or disparaging comments about GraphOn, and GraphOn shall cause its executive officers and directors to agree not to communicate negative or disparaging comments about you.

      You agree to resign from GraphOn's Board of Directors and to return all equipment in your possession owned by GraphOn.

      GraphOn has ceased using your personal credit cards as of January 10, 2002. Any and all credit card charges or expenses of any kind incurred by GraphOn will be paid directly to the credit card company within eight (8) days of receipt of such expense. GraphOn shall reimburse you within eight (8) days of receipt of any outstanding reasonable business expenses incurred by you on behalf of GraphOn during your employment, provided that (i) such reasonable expenses are ordinary and necessary business expenses incurred on behalf of GraphOn, and (ii) you provide GraphOn with itemized accounts, receipts and other documentation for such reasonable expenses. The deadline for you to submit requests for the payments described above is March 31, 2002.

      You warrant and represent that you have not transferred or assigned, or purported to transfer or assign, any of the claims and rights released or affected in this General Release.

      You and GraphOn agree that any future disputes between you and GraphOn, including, but not limited to, disputes arising out of or related to this General Release shall be resolved by binding arbitration pursuant to the National Rules for Resolution of Employment Disputes of the American Arbitration Association. You further agree that this General Release shall be governed by, and construed and enforced in accordance with, the laws of the State of California in any such arbitration. The parties shall each bear one-half of the direct costs of the arbitrator, and each party shall bear its own costs and attorneys' fees as permitted by law.

      This General Release constitutes the entire agreement and understanding between you and GraphOn with respect to its terms and supersedes any prior oral or written communications or employment policies of GraphOn. If any provision of this General Release is subsequently determined to be unenforceable by a court, that provision shall be deemed severable from the rest of this General Release, and the remainder shall be enforced to the maximum legal extent. This General Release shall be interpreted and enforced under the laws of the State of California.

      You understand and agree that the payment of consideration to which reference is made in the General Release does not constitute an admission or concession of any claim on your part or of any liability by GraphOn, which liability GraphOn expressly denies.

      You confirm that you have read this General Release, fully understand its terms and their effect, and sign this General Release voluntarily and with the intention of being legally bound by it. You understand that you are waiving legal rights by signing this General Release and have consulted your attorney before signing this General Release. You agree that this General Release was the product of negotiation such that it shall not be construed against the drafter.

      Revocation Right. You understand that you have up to twenty-one (21) days from the date of this General Release to accept the terms of this General Release, although you are free to accept it at any time within that twenty-one
(21) day period. You further understand and acknowledge that you have seven (7) days from the date of executing this General Release within which to revoke it. To revoke this General Release, you must send written notice to GraphOn Corporation, ATTN: William Swain, 400 Cochrane Circle, Morgan Hill, California 95037. GraphOn must receive any such notice by the seventh day from execution of this General Release. Once the seven-day revocation period has run, you will receive the payments as described herein.

                                          Sincerely,

                                          /S/ William Swain
                                          -----------------
                                          William Swain
                                          GraphOn Corporation
ACCEPTED AND AGREED:

I accept, understand and agree to the terms outlined above.


Date: January 28, 2002              /s/ Walter Keller
----------------------              -----------------
                                    Walter Keller

APPROVED AS TO SUBSTANCE AND FORM:

                                    BROBECK PHLEGER & HARRISON
Date: January 28, 2002              /s/ BROBECK PHLEGER & HARRISON
----------------------              ------------------------------
                                    Attorneys for Walter Keller